      As filed with the Securities and Exchange Commission on May 6, 1998

                                                 Registration No. 333-_______

                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                      FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   PC QUOTE, INC.
               (Exact name of registrant as specified in its charter)



                  Delaware                            36-3131704
       (State or Other Jurisdiction of             (I.R.S. Employer
       Incorporation or Organization)            Identification No.)

                         300 South Wacker Drive, Suite 300
                              Chicago, Illinois  60606
            (Address of Principal Executive Offices, including Zip Code)

                   Amended and Restated PC Quote, Inc. Employees'
               Combined Incentive and Non-Statutory Stock Option Plan
                                        and
                        1995 Employees' Stock Purchase Plan
                             (Full title of the plans)

                                   Jim R. Porter
                              Chief Executive Officer
                                   PC Quote, Inc.
                         300 South Wacker Drive, Suite 300
                              Chicago, Illinois  60606
                      (Name and address of agent for service)

                                   (312) 913-2800
           (Telephone number, including area code, of agent for service)

                                    CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
      Title of securities     Amount to be       Proposed       Proposed maximum       Amount of
       to be registered        registered        maximum           aggregate        registration fee
                                              offering price   offering price(1)
                                               per share(1)

      Common Stock ($.001
          par value)           1,500,000         $1.9365           $2,904,750            $857
----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported on the American Stock Exchange for PC Quote, Inc. Common Stock on May 1, 1998.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employment benefit plans described herein.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Act"), this registration statement on Form S-8 (this "Registration Statement") is filed for the purpose of registering additional securities of the same class as those registered under the following registration statements on Form S-8 which are currently effective: (i) Registration No. 33-62983 filed with the Commission on September 27, 1995 (the "1995 Registration Statement"), relating to the 1995 Employees' Stock Purchase Plan (the "1995 Plan") of PC Quote, Inc. (the "Company"); and (ii) Registration No. 33-21108 filed with the Commission on April 7, 1988 (the "1988 Registration Statement"), relating to (a) the Employees' Incentive Stock Option Plan and (b) the Amended and Restated Employees' Combined Incentive and Non-Statutory Stock Option Plan (the "Combined Plan"). The contents of the 1995 Registration Statement and the 1988 Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (b) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Company's Annual Report described in (a) above; and

     (c) the description of the Company's Common Stock contained in the Company's registration statement on Form S-2/A filed November 20, 1997, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document all or part of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.   EXHIBITS


       4.1 Amended and Restated PC Quote, Inc. Employees' Combined Incentive and Non-Statutory Stock Option Plan, incorporated herein by reference to Appendix E to the Company's Proxy Statement dated July 2, 1987 and to the Company's Proxy Statement dated September 15, 1997

       4.2 1995 Employees' Stock Purchase Plan, incorporated herein by reference to Exhibit 4(b) of the Company's Registration Statement on Form S-8 (No. 33-62983)

       4.3   Amendment #1 to 1995 Employees' Stock Purchase Plan

       5     Opinion of Wildman, Harrold, Allen & Dixon regarding legality

       23.1  Consent of KPMG Peat Marwick LLP

       23.2  Consent of McGladrey & Pullen, LLP

       23.3  Consent of Wildman, Harrold, Allen & Dixon
             (included in Exhibit 5)

       24    Power of Attorney

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 1, 1998.

                              PC QUOTE, INC.

                              By    /s/ JIM R. PORTER
                                   --------------------
                                        Jim R. Porter
                                   CHAIRMAN OF THE BOARD AND
                                   CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title

By:  /s/ JIM R. PORTER             Chairman of the Board and
    ---------------------------    Chief Executive Officer
         Jim R. Porter


By:  /s/ JOHN E. JUSKA             Chief Financial Officer
    ---------------------------
         John E. Juska


By:  /s/ LOUIS J. MORGAN           Director
    ---------------------------
         Louis J. Morgan


By:  /s/ RONALD LANGLEY            Director
    ---------------------------
         Ronald Langley


By:  /s/ JOHN R. HART              Director
    ---------------------------
         John R. Hart

By:  /s/ TIMOTHY K. KRAUSKOPF      Director
    ---------------------------
         Timothy K. Krauskopf

                                   EXHIBIT INDEX


Exhibit
No.       Description                                            Page

4.1       Amended and Restated PC Quote, Inc.
          Employees' Combined Incentive and
          Non-Statutory Stock Option Plan,
          incorporated herein by reference to
          Appendix E to the Company's Proxy
          Statement dated July 2, 1987 and to
          the Company's Proxy Statement dated
          September 15, 1997........................................*

4.2       1995 Employees' Stock Purchase Plan,
          incorporated herein by reference to
          Exhibit 4(b) of the Company's Registration
          Statement on Form S-8 (No. 33-62983)......................*

4.3       Amendment #1 to 1995 Employees' Stock Purchase Plan.......

5         Opinion of Wildman, Harrold, Allen & Dixon ...............

23.1      Consent of KPMG Peat Marwick LLP .........................

23.2      Consent of McGladrey & Pullen, LLP .......................

23.3      Consent of Wildman, Harrold, Allen & Dixon
          (included in Exhibit 5) ..................................

24        Power of Attorney ........................................